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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                    Date of Report (Date of earliest Event
                           Reported) June 19, 1996

                GREENWICH CAPITAL ACCEPTANCE, INC., (as depositor under the Pooling and Servicing Agreement, dated as of July 1, 1996, providing for the issuance of Greenwich Capital Acceptance, Inc., Mortgage Pass-Through Certificates, Series 1996-CHL1).


                           GREENWICH CAPITAL ACCEPTANCE, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

         Delaware                    33-80740            61199884
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(State or Other Jurisdiction      (Commission       (I.R.S. Employer
 of Incorporation)                File Number)     Identification No.)

600 Steamboat Road
Greenwich, Connecticut
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 (Address of Principal                                         06830
   Executive Offices)                                       (Zip Code)


      Registrant's telephone number, including area code (203) 625-2700
                                                        ----- --------
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Item 5.   Other Events
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Filing of Collateral Term Sheets.
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     In connection with the proposed offering of Greenwich Capital
Acceptance, Inc. (the "Company") Mortgage Pass-Through Certificates, Series 1996-CHL1, Greenwich Capital Markets, Inc., one of the underwriters, has prepared a collateral term sheet containing descriptive data about the collateral underlying the proposed offering (the "Collateral Term Sheet") for distribution to the potential investors of the underwriters. Although the Company provided Greenwich Capital Markets, Inc. with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet.

     The Collateral Term Sheet is attached hereto as Exhibit 99. This Collateral Term Sheet supersedes any prior collateral information which may have been previously filed with the Securities and Exchange Commission.

Item 7.  Financial Statements, Pro Forma Financial
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         Information and Exhibits.
         ------------------------

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.

     The following is filed herewith.  The exhibit number corresponds with
Item 601(b) of Regulation S-K.

     Exhibit No.              Description
     -----------               -----------

         99                   Collateral Term Sheet


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GREENWICH CAPITAL ACCEPTANCE, INC.

                                   By: /s/ BRIAN D. BERNARD
                                      ------------------------
                                      Name:  Brian D. Bernard
                                      Title: Vice President


Dated: August 1, 1996


                                Exhibit Index
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Exhibit                                                           Page
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99.  Collateral Term Sheet                                          6


                                    EXHIBIT 99